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                                                                     EXHIBIT 5.1





                                  July 17, 1998


Board of Directors
The Maxim Group, Inc.
210 Town Park Drive
Kennesaw, Georgia 30144

                           RE:      The Maxim Group, Inc.
                                    Registration Statement on Form S-8
                                    1,000,000 Shares of $.001 par value
                                    Common Stock
                                    1993 Stock Option Plan

Gentlemen:

         We have acted as counsel for The Maxim Group, Inc. (the "Company") in connection with the registration of 1,000,000 shares of its $.001 par value Common Stock (the "Shares") reserved to the Company's 1993 Stock Option Plan, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware;

         (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         (4)      The Registration Statement, including all exhibits thereto.






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Board of Directors
The Maxim Group, Inc.
July 17, 1998
Page Two




         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Sincerely,

                                           SMITH, GAMBRELL & RUSSELL, LLP



                                           /s/  Robert T. Molinet
                                           Robert T. Molinet

RTM:jm







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